SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

PROGREEN PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

380 North Old Woodward Ave., Suite 226, Birmingham, MI	48009
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 530-0770

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective on September 2, 2015, the Company entered into a Representations and Warranty Agreement (“Agreement”) with JMJ Financial (“JMJ”), pursuant to which the Company issued JMJ a convertible note in the amount of $30,000, with the maximum principal sum to be advanced under the Note to be up to $250,000 plus accrued and unpaid interest and any other fees. The maximum disbursement to the Company would be $225,000 with a $25,000 original issue discount and bearing interest at the rate of 8% per annum (the “Note” or “Convertible Note”). The initial disbursement to the Company is $30,000, and JMJ may make additional disbursements in such amounts and at such dates as it may choose, although the Company has the right to reject any of those payments within 24 hours of receipt of rejected payments. The principal sum due is based on the disbursements pursuant the Note actually paid by JMJ (plus an approximate 10% original issue discount that is based on the disbursements actually made by JMJ as well as any other interest or fees) such that the Company is only required to repay the amount funded. The Maturity Date is two years from the effective date of each payment to the Company (the “Maturity Date”) which is the date upon which the principal sum of the Note, as well as any unpaid interest and other fees, is due and payable. The Conversion Price is 60% of the average of two lowest trade prices in the 20 trading days previous to the conversion. JMJ is prohibited from converting the Convertible Note into shares of the Company’s common stock to the extent that such conversion would result in JMJ beneficially owning more than 4.99% of the Company’s common stock, subject to 61 days prior written notice to the Company from JMJ of JMJ’s intention to waive or modify such provision. The Company may repay this Note at any time on or before 90 days from the issuance date, after which the Company may not make further payments on the Note prior to the Maturity Date without written approval from the JMJ.

In the event of any default, the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration is, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount as defined under the Note means the greater of (i) the outstanding principal amount of the Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 150% of the outstanding principal amount of e Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of the Note, the interest rate on the Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

Pursuant to the Agreement, the Company has agreed to use its reasonable best efforts to file with the SEC by September 30, 2015 a revised Preliminary 14C Information Statement to increase the number of its authorized shares of common stock to at least 950 million shares or, alternatively, to conduct a reverse split of its outstanding shares of common stock in a ratio of at least 1 for 100. The Agreement provides that the Company will use its reasonable best efforts to file with the SEC by October 31, 2015 a Definitive Information Statement to increase its number of authorized shares of common stock of the Issuer to at least 950 million shares or, alternatively, to conduct a reverse split of the outstanding shares of its common stock in a ratio of at least 1 for 100, and to use its reasonable best efforts either to increase the number of authorized shares of common stock of the Company to at least one billion shares on or before December 31, 2015 or to conduct a reverse split of the shares of common stock of Issuer on or before January 31, 2016. The Agreement provides for penalties in the event that the Company does not increase its number of shares of common stock authorized to be issued as per the foregoing, or if the Company does not provide for a specified number of shares of common stock to be reserved on the records of the Company’s transfer agent for issuance to the holder of the Note upon conversions of principal and interest of the Note.

The foregoing description of the Convertible Note and Agreement do not purport to be complete and are qualified in their entirety by reference to the Convertible Note and Agreement, which are filed as Exhibits 10.26 and 10.27 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, on September 2, 2015, the Company issued a convertible note to JMJ in a transaction exempt from registration as provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). JMJ is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. The sale of the Convertible Note did not involve a public offering and was made without general solicitation or general advertising. JMJ acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Neither the Convertible Note nor the underlying shares of common stock issuable upon the conversion thereof have been registered under the Securities Act and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.26	Promissory Note issued to JMJ Financial, issued September 2, 2015, filed herewith.

10.27	Representations and Warranties Agreement, dated September 2, 2015, between JMJ Financial and the Company, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2015	PROGREEN PROPERTIES, INC.

	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer